CERTIFICATE OF INCORPORATION

                                       OF

                     Niagara Independence Marketing Company




            1.    The name of the corporation is:
                     Niagara Independence Marketing Company

            2. The address of its registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

            3. The nature of the business or purposes to be conducted or promoted is:
                           To engage in any  lawful  act or  activity  for which
                  corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to one Thousand Dollars ($1,000.00).

            5A. The name and mailing address of the incorporator is as follows:

            NAME                                     MAILING ADDRESS
            ----                                     ---------------
            Sarah J. Mugel                           10 Lafayette Square
                                                     Buffalo, New York 14203


            5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is ejected and qualified, is as follows:

            NAME                                     MAILING ADDRESS
            ----                                     ---------------
            James A. Beck                            Suite 400
                                                     1201 Louisiana St.
                                                     Houston, Texas 77002

            6. The corporation is to have perpetual existence.

            7. The shareholder of the Corporation shall not be entitled to cumulative voting rights in the election of directors.

            8. Holders of shares of stock of the Corporation shall not have any pre-emptive rights and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights, without first offering such shares, rights or securities to any holder of the stock.

            9. The by-laws may be altered or amended at any meeting of shareholders, by a vote of the holders entitled to cast a majority of the votes present or represented at the meeting, or at any duly constituted meeting of the Board of Directors, by a majority vote of the Directors then in office, subject always to the power of the shareholders to change such action, and provided that only the shareholders may amend the by-laws providing for meeting of shareholders.

           10. Election of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

           11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           12. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17 th day of September, 1997.

                                  /s/ Sarah J. Mugel
                                  ----------------------------------------
                                  Sarah J. Mugel
                                  Incorporator
                                  10 Lafayette Square
                                  Buffalo, New York  14203